UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2005

PLUG POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27527	22-3672377
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (518) 782-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a regular meeting of the Board of Directors held on November 7, 2005, Robert Buckler, President and Chief Operating Officer, Detroit Edison, and Peter Woicke, most recently Managing Director, World Bank, were elected as new members of the Board of Directors of the Registrant. At this time, neither Mr. Buckler nor Mr. Woicke have been appointed to serve on any Committees of the Board. Additionally, there are no arrangements or understandings pursuant to which Mr. Buckler, or Mr. Woicke, was selected as Directors, and there are no related party transactions between the Registrant and Mr. Buckler or Mr. Woicke.

Additionally, effective November 7, 2005, Anthony Earley, Jr., Chairman and Chief Executive Officer, DTE Energy, resigned as a Director of the Registrant. A copy of the press release announcing Mr. Earley’s resignation and the election of Mr. Buckler and Mr. Woicke is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release of Plug Power Inc. dated November 14, 2005.

[Remainder of page left blank intentionally]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2005

PLUG POWER INC.

By: /S/ DAVID A. NEUMANN

David A. Neumann

Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Plug Power Inc. dated November 14, 2005.